UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
On January 20, 2015, Spectrum Brands Holdings, Inc. (the “Company”) announced that the Company has acquired Salix Animal Health, LLC, the world’s leading and largest vertically integrated producer and distributor of premium, natural rawhide dog chews, treats, and snacks with annual revenues of approximately $100 million.

In connection with the acquisition, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

Certain matters discussed in this document and other oral and written statements by representatives of the Company regarding matters such as expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms.  These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this document.  Actual results may differ materially as a result of (1) the Company’s ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and the Hardware & Home Improvement Group of Stanley Black & Decker, and from our purchase of 56 percent of the equity of Shaser, Inc., and from other bolt-on acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products the Company offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where the Company does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) the Company’s ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of the Company, including its most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.  The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document.  The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.
Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.
The following exhibit is being furnished with this Current Report on Form 8-K.
Exhibit No.	Description
99.1	Press Release dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: January 22, 2015

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 20, 2015